SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                                   ----------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                   of a Trustee Pursuant to Section 305(b)(2)

                       STATE STREET BANK AND TRUST COMPANY
               (Exact name of trustee as specified in its charter)

                  Massachusetts                          04-1867445
        (Jurisdiction of incorporation or             (I.R.S. Employer
     organization if not a U.S. national bank)       Identification No.)

                225 Franklin Street, Boston, Massachusetts 02110
               (Address of principal executive offices) (Zip Code)

      John R. Towers, Esq. Senior Vice President and Corporation Secretary
                225 Franklin Street, Boston, Massachusetts 02110
                                 (617) 654-3253
            (Name, address and telephone number of agent for service)

                                   ----------

                              SYRATECH CORPORATION
               (Exact name of obligor as specified in its charter)

               DELAWARE                      13-3354944
   (State or other jurisdiction of        (I.R.S. Employer
    incorporation or organization)       Identification No.)

                              175 McClellan Highway
                           East Boston, MA 02128-9114
                              Phone: (617) 561-2200
               (Address of principal executive offices) (Zip Code)

                                   ----------

                             % Senior Notes due 2007
                         (Title of indenture securities)

                                   GENERAL

Item 1.  General information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

               Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts. Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

               Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.

         If the Obligor is an affiliate of the trustee, describe each such affiliation.

               The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

               (See note on page 2.)

Item 3.  through Item 15. Not applicable.

Item 16.         List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         1. A copy of the articles of association of the trustees as now in effect.

              A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

         2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

              A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No,. 22-17940) and is incorporated herein by reference thereto.

         3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

              A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

         4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

              A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.


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

         5. A copy of each indenture referred to in Item 4, if the obligor is in default.

              Not applicable.

         6. The consents of United States institutional trustees required by
         Section 321(b) of the Act.

              The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of it supervising or examining authority.

              A copy of the latest report of condition of the trustee published to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                    NOTES

         In answering any Item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from that stated and which would have been required to be stated if known at the date hereto.

                                  SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 18th day of December, 1996.

                      STATE STREET BANK AND TRUST COMPANY

                      By: /s/ Patrick E. Thebado
                         ____________________________________________________
                         Patrick E. Thebado
                         Assistant Vice President

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

                                  EXHIBIT 6

                            CONSENT OF THE TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Syratech Corporation of its % Senior Notes due 2007, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                      STATE STREET BANK AND TRUST COMPANY

                      By: /s/ Patrick E. Thebado
                         ____________________________________________________
                         Patrick E. Thebado
                         Assistant Vice President

Dated: December 18, 1996

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

                                  EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company of Boston, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business June 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                                        Thousands of
                         ASSETS                                           Dollars
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin                      1,787,130
  Interest-bearing balances                                               7,756,486
Securities                                                                8,430,910
Federal funds sold and securities purchased
  under agreements to resell in domestic offices
  of the bank and its Edge subsidiary                                     4,090,665
Loans and lease financing receivables:
  Loans and leases, net of unearned income                 4,426,059
  Allowance for loan and lease losses                         70,088
  Loans and leases, net of unearned income and allowances                 4,355,971
Assets held in trading accounts                                             880,647
Premises and fixed assets                                                   367,731
Other real estate owned                                                       1,067
Investments in unconsolidated subsidiaries                                    5,772
Customers' liability to this bank on acceptances outstanding                 33,530
Intangible assets                                                            68,505
Other assets                                                              1,002,465
                                                                         ----------
Total assets                                                             28,840,879
                                                                         ==========
LIABILITIES
Deposits:
  In domestic offices                                                     7,531,683
    Noninterest-bearing                                    5,387,924
    Interest-bearing                                       2,143,759
  In foreign offices and Edge subsidiary                                 12,050,265
    Noninterest-bearing                                       46,768
    Interest-bearing                                      12,003,497
Federal funds purchased and securities sold under
  agreements to repurchase in domestic offices of
  the bank and of its Edge subsidiary                                     5,337,231
Demand notes issued to the U.S. Treasury and Trading Liabilities            871,847
Other borrowed money                                                        794,349
Bank's liability on acceptances executed and outstanding                     33,530
Other liabilities                                                           665,616
                                                                         ----------
Total liabilities                                                        27,284,521
                                                                         ----------
EQUITY CAPITAL
Common stock                                                                 29,931
Surplus                                                                     276,915
Undivided profits                                                         1,247,942
Cumulative foreign currency translation adjustments                           1,570
                                                                         ----------
Total equity capital                                                      1,556,358
                                                                         ----------
Total liabilities and equity capital                                     28,840,879
                                                                         ==========

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

I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Rex S. Schuette

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

David A. Spina
Marshall N. Carter
Charles F. Kaye

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